Exhibit 99.4

SHARE PURCHASE AGREEMENT

BETWEEN:

ZLC Foundation

(the “Seller”)

–and –

Pan Atlantic Bank and Trust Ltd.

(the “Buyer”)

RECITALS:

1.	The Seller is a Canadian registered charity.
2.	The Seller anticipates being the beneficial owner of the Shares following the Closing of the Offering.
3.	The Shares will be subject to a hold period expiring on the date that is 4 months and a day following the Closing of the Offering.
4.	The Buyer wishes to purchase the Shares pursuant to exemptions from the prospectus and registration requirements contained in NI 45-106.

IN CONSIDERATION of the premises and the mutual agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows.

Capitalized terms not defined above shall have the meanings ascribed thereto in Article 1 of this Agreement.

ARTICLE 1

INTERPRETATION

In this Agreement:

“Agreement” means this share purchase agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time;

“Closing” means the completion of the purchase and sale of the Shares pursuant to this Agreement;

“Closing Date” means on or about December 10, 2013 following the Closing of the Offering or such other date as the Parties agree as the date that the Closing shall take place;

“Closing of the Offering” means the completion of the Offering, which is expected to occur on or about December 10, 2013, immediately prior to the Closing;

“CSA” means the Canadian Securities Administrators;

“Encumbrance” means any encumbrance of any kind whatever (registered or unregistered) and includes a security interest, mortgage, lien, pledge, hypothecation, assignment, charge, security under section 426 or section 427 of the Bank Act (Canada), trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, any adverse claim or any other right, option or claim of others of any kind whatever affecting the Shares, any covenant or other agreement, restriction or limitation on the transfer or use of the Shares, a deposit by way of security of any of the Shares and any rights or privileges capable of becoming any of the foregoing;

“Issuer” means Seabridge Gold Inc.;

“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the CSA;

“Offering” means the private placement of Shares of the Issuer, to be issued on a “flow-through” basis under the Tax Act;

“Parties” means the Buyer and the Seller, and “Party” means any one of them;

“Purchase Price” means the total purchase price of the Shares, as set out in Section 2.2 of this Agreement, to be paid by the Buyer to the Seller in accordance with Section 2.3 of this Agreement;

“Shares” means the 300,000 common shares of the Issuer which the Seller anticipates acquiring following the Closing of the Offering, and “Share” means any one of such common shares; and

“Tax Act” means the Income Tax Act (Canada).

ARTICLE 2

PURCHASE AND SALE OF Shares

2.1                     Purchase and Sale of Shares – The Buyer agrees to purchase the Shares from the Seller, and the Seller agrees to sell and transfer the Shares to the Buyer, on the terms and conditions contained in this Agreement.

2.2                     Purchase Price – The Purchase Price shall be $2,394,000.00, representing a price of $7.98 per Share.

2.3                     Payment of Purchase Price – At the time of Closing on the Closing Date, the Buyer, or an agent appointed by the Buyer, shall pay the Purchase Price to the Seller, or to an agent appointed by the Seller, by wire transfer, certified cheque or such other means acceptable to the Seller.

2.4                     Delivery of Shares – At the time of Closing on the Closing Date, the Seller, or an agent appointed by the Seller, shall deliver to the Buyer, or to an agent appointed by the Buyer, certificates representing the Shares purchased by the Buyer, or evidence of the transfer of the Shares to the Buyer should the transfer be done electronically.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1                     Representations and Warranties of the Seller – The Seller represents, warrants and covenants to the Buyer that:

a.	the Seller will be the beneficial owner of the Shares on the Closing Date immediately prior to the Closing;
b.	the Seller shall not take any steps to create any Encumbrance on the Shares;

c.	the Seller has no actual knowledge of any Encumbrance on the Shares, other than the transfer restriction provided for pursuant to section 2.5 of National Instrument 45-102 of the CSA; and
d.	the Seller is not a “non-resident” of Canada within the meaning of the Tax Act.

3.2                     Representations and Warranties of the Buyer – The Buyer represents and warrants to the Seller that:

a.	neither the Buyer, nor any partner or beneficiary of the Buyer (if the Buyer is a partnership or trust), is in a “non-arm’s length relationship” with the Issuer;
b.	the Buyer is not in a “non-arm’s length” relationship with the Seller; and
c.	the Buyer has concurrently executed and delivered to the Seller a Representation Letter in the form attached as Schedule “A” to this Agreement, and has initialled in Appendix “A” thereto indicating that the Buyer satisfies (and will satisfy at the time of Closing) one of the categories of “accredited investor” within the meaning of NI 45-106.

ARTICLE 4

GENERAL

4.1                     Applicable Law – This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.2                     Currency – Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to Canadian dollars.

4.3                     Counterparts and Facsimile – This Agreement may be executed and delivered by facsimile transmission or electronic mail in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

4.4                     Survival – All representations, warranties and covenants contained in this Agreement shall survive the Closing and, notwithstanding such Closing, shall continue in full force and effect following the Closing.

4.5                     Entire Agreement and Waiver – This Agreement and the Representation Letter executed pursuant to Section 3.2 of this Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof, and supersede any and all prior agreements, arrangements and understandings with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each Party affected by any such modification. No misrepresentation and no breach of any covenant, agreement or warranty made herein will be deemed waived unless expressly waived in writing by the Party who might assert such breach, and no such waiver will constitute a waiver of any other provision hereof (whether or not similar) or a continuing waiver.

4.6                     Time of Essence – Time shall be of the essence of this Agreement and every part hereof and no extension of this Agreement or any part hereof shall operate as a waiver of this provision.

4.7                     Further Assurances – From time to time after the date hereof, upon reasonable notice and without further consideration, each Party will execute, acknowledge and deliver all such other documents and will take all such other action as may be necessary or appropriate, in the reasonable judgment of the other Party, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF this Agreement has been executed by the Seller effective as of ________, 2013.

ZLC Foundation

Signed:	/s/ Mark Zlotnick

Per:
Name:	Mark Zlotnick

Title:	Treasurer

IN WITNESS WHEREOF this Agreement has been executed by the Buyer effective as of ________, 2013.

Pan Atlantic Bank and Trust Ltd.

Signed:	/s/ Robert J. Bourque

Per:
Name:	Robert J. Bourque

Title:	Managing Director

Schedule “A”

REPRESENTATION LETTER

(Offshore Buyer)

TO:	ZLC Foundation (the “Seller”)
Seabridge Gold Inc. (the “Company”)

RE:	PURCHASE OF SHARES OF THE COMPANY

In connection with the purchase of 300,000 common shares of the Company (the “Shares”) by the undersigned (the “Buyer”) from the Seller pursuant to a share purchase agreement between the Buyer and the Seller dated December ___, 2013, the Buyer hereby:

1. acknowledges that the Shares are subject to resale restrictions in Canada and the United States which restrict the ability of the Buyer to resell the Shares and that the Shares may only be traded or transferred in accordance with limited exemptions under applicable securities laws and regulatory policy until the expiry of the applicable restricted period and in compliance with the other requirements of applicable securities laws;

2. acknowledges that the certificate(s) representing the Shares will bear a legend substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”) AND THE NYSE (“NYSE”); HOWEVER THE SAID SECURITIES CANNOT BE FREELY TRADED THROUGH THE FACILITIES OF THE TSX OR THE NYSE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX OR THE NYSE.”;and

3. represents, warrants and certifies that the Buyer:

(a)	is acquiring the Shares as principal, for its own account, not for the benefit of any other person, or is deemed to be purchasing the Shares as principal under section 2.3 of National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”), for investment only and not with a view to distribution;

(b)	is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within one of the categories of an accredited investor reproduced in Appendix “A” beside which the undersigned has initialed, thereby indicating the undersigned belongs to such category;
(c)	has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of its investment in the Shares, is able to bear the economic risks of such investment, and has relied on its own analysis of the Company and the Shares in making its decision to invest in the Shares;
(d)	it understands that an investment in the Shares may have tax consequences under applicable laws and it has been encouraged to obtain independent legal, income tax and investment advice with respect to its purchase of the Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Buyer for purposes of giving representations, warranties and covenants under this Representation Letter and the Agreement; and
(e)	consents to the Company making a notation in its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth herein.

4. acknowledges that the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States.

5. acknowledges that if and to the extent that any offer, sale, pledge or other transfer of the Shares may be subject to U.S. Securities Act and the Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act (“Rule 144”), the Shares may only be offered, sold, pledged or otherwise transferred (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act; (c) (i) pursuant to Rule 144 (if available) or (ii) in accordance with another available exemption from the registration requirements of the U.S. Securities Act; or (d) pursuant to an effective registration statement under the U.S. Securities Act, and, in each case, in compliance with any applicable securities laws of any state of the United States or the applicable laws of any other jurisdiction. In the case of a proposed transfer pursuant to (b) above, the Buyer shall provide a declaration in substantially such form as set forth in paragraph 6, to the effect that the transfer may be effected without registration under the U.S. Securities Act, and in the case of a proposed transfer pursuant to (c) (i) or (ii) above, the Buyer shall provide an opinion of counsel of recognized standing reasonably acceptable to the Company to the effect that, or such certificates or other evidence as the Company and transfer agent may reasonably require to determine that, the proposed transfer may be effected without registration under the U.S. Securities Act; provided that, if the Rule 144 Certificate attached hereto as Schedule C is properly completed and delivered to the Company or the Company’s US legal counsel at the time of a contemplated sale pursuant to (c)(i), along with a copy of the applicable certificate representing the security, then, if all of the necessary conditions of Rule 144 have been satisfied by the Company and/or Buyer, as applicable, the Company’s US legal counsel will arrange for the necessary legal opinion confirming that the proposed transfer may be effected without registration under the U.S. Securities Act and that the legend can be removed to be promptly issued to the Company’s transfer agent at the Company’s expense;

6. acknowledges that the certificates representing the Shares and any certificates issued in exchange for or in substitution thereof will bear legends substantially in the following form unless the legends are not applicable or no longer required under the U.S. Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO SEABRIDGE GOLD INC. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) (1) PURSUANT TO RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (2) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE LAWS OF ANY OTHER JURISDICTION. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C)(1) OR (C)(2) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE SECURITIES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

provided that if the Shares are being sold under paragraph 6(B) above at a time when the Company is a “foreign issuer” as defined in Regulation S under the U.S. Securities Act, the legend may be removed by providing a declaration to the transfer agent for the Shares to the following effect (or as the Company may reasonably prescribe from time to time):

The undersigned (a) acknowledges that the sale of the securities of Seabridge Gold Inc. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined under the U.S. Securities Act) of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange or another designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

7. acknowledges that the Company is a “foreign issuer” as defined in Regulation S under the U.S. Securities Act, and understands and acknowledges that the Company (i) is not obligated to remain a foreign issuer, (ii) may not, at the time any of the Shares are resold by the Buyer or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Company not to be a foreign issuer and if the Company is not a foreign issuer at the time of any sale or transfer of the Shares pursuant to Rule 904 of Regulation S, the certificates representing the Shares may continue to bear the legend described above;

8. represents, warrants and certifies that the Buyer:

(a)	is not a “U.S. Person” (as that term is defined in Regulation S under the U.S. Securities Act), and is not purchasing the Shares for the account of or benefit of a U.S. Person;
(b)	is purchasing the Shares in an “offshore transaction” (as that term is defined in Regulation S under the U.S Securities Act);
(c)	satisfies one or more of the categories of “accredited investor”, as that term is defined in Rule 501 (a) of Regulation D under the U.S. Securities Act, by virtue of the Buyer satisfying one or more of the indicated criterion as set out in Appendix “B” to this Representation Letter;
(d)	is familiar with Rule 144 under the U.S. Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act and applicable state securities laws and understands it is the responsibility of the Buyer to find out what those restrictions are and to comply with them before selling the Shares in Rule 144 transactions in the United States;
(e)	acknowledges that the Company is not obligated to file and has no present intention to file with the U.S. Securities and Exchange Commission or with any state securities administrator a registration statement in respect of resales of the Shares in the United States; and
(f)	it is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things, the fact that: (i) the Company is organized under the laws of Canada; (ii) some of the directors and officers of the Company are residents of countries other than the United States; and (iii) a substantial portion of the assets of the Company and said persons may be located outside the United States.

The foregoing representations, warranties, acknowledgements and covenants will be true and correct both as of the execution of this Representation Letter and as of the time of the trade in respect of which this Representation Letter is being provided to the Seller, and such representations, warranties, acknowledgements and covenants will survive the completion of the Buyer’s purchase of the Shares from the Seller.

The foregoing representations, warranties, acknowledgements and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a buyer of the Shares and the undersigned undertakes to immediately notify the Seller and the Company of any change in any statement or other information relating to the Buyer set forth herein which takes place prior to the completion of the Buyer’s purchase of the Shares from the Seller.

The execution and delivery of this Schedule “A” and Appendix “B” annexed hereto by Buyer shall not constitute an acknowledgement or agreement by Buyer that the offer and sale of the Shares to Buyer are subject to the U.S. Securities Act or that the Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act.

[EXECUTION PAGE FOLLOWS]

Dated: ________, 2013

By:	Robert J. Bourque
Signature

Pan Atlantic Bank and Trust Ltd.
Print name of Buyer

Robert J. Bourque, Managing Director
If Buyer is not an individual, print name and title of authorized signing officer

“Whitepark House,” St. Michael, Barbados
Address of Buyer
(246) 436-9756
Telephone Number of Buyer

Appendix A

TO:	ZLC FOUNDATION

SEABRIDGE GOLD INC.

ACCREDITED INVESTOR CERTIFICATE

INSTRUCTIONS: PLEASE INITIAL BESIDE THE APPROPRIATE CATEGORY AND SIGN AND DATE THIS ACCREDITED INVESTOR CERTIFICATE

_____(a)	a Canadian financial institution, or a Schedule III bank;

_____(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_____(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary except the voting securities required by law to be owned by directors of that subsidiary;

_____(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as an Exempt Market Dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);
_____(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
_____(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;
_____(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
_____(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

_____(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;
_____(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
_____(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

RJB (m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
_____(n)	an investment fund that distributes or has distributed its securities only to: (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [additional investment in investment funds] of NI 45-106, or (iii) a person described in (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;
_____(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;
_____(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
_____(q)	a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;
_____(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
_____(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
_____(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_____(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the time of Closing (as defined in the attached Share Purchase Agreement).

Dated: ________, 2013	By:	/s/ Robert J. Bourque
Signature

Pan Atlantic Bank and Trust Ltd.
Print the name of Buyer

Robert J. Bourque, Managing Director
If Buyer is not an individual, print name and title of authorized signing officer

Definitions

In this Accredited Investor Certificate, the following definitions of terms used herein are included for reference:

“financial assets” means

(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“NI 45-106” means National Instrument 45-106 - Prospectus and Registration Exemptions promulgated by the Canadian Securities Administrators;

“person” includes

(a)	an individual,
(b)	a corporation,
(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;
(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

APPENDIX “B”

ACCREDITED INVESTOR CERTIFICATE (UNITED STATES)

Please check one of the following:

RJB Category 1.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000.

______Category 2.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000.[1]
______Category 3.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

______Category 4.

A trust that: (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Shares, and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in Shares.

______Category 5.

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the United States Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or any employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501 (a) of Regulation D adopted under the U.S. Securities Act).

______Category 6.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Acts of 1940, as amended.
______Category 7.	A director, executive officer or general partner of the Company.

1 For purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

______Category 8.	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE REPRESENTATION LETTER TO WHICH THIS APPENDIX “B” IS ATTACHED. THIS APPENDIX “B” IS BEING DELIVERED SUBJECT TO THE LIMITATION SET FORTH IN LAST PARAGRAPH OF SUCH REPRESENATION LETTER.

Schedule B

FORM OF RULE 144 CERTIFICATE

Re: Removal of Legend under Rule 144

Ladies and Gentlemen:

In connection with the undersigned’s request to remove the restrictive legend with respect to the Securities Act of 1933, as amended (the “Securities Act”), from certificate(s) number ____________, representing _______________ of Seabridge Gold Inc. (the “Company”), registered in the name of __________________(the “Securities”), the undersigned hereby represents, warrants and certifies to the Company, its transfer agent, and its legal counsel as follows:

1.           The undersigned has beneficially owned the Securities continuously for a period of at least six months immediately prior to the date hereof;

2.           The undersigned paid the purchase price for the Securities in full at least six months prior to the date hereof;

3.           The Securities were, when issued, “restricted securities” as that term is defined in paragraph (a)(3) of Rule 144 under the Securities Act;

4.           The undersigned is aware of no facts or circumstances indicating that the undersigned is or may be deemed to be an “underwriter” (as defined in the Securities Act) of securities of the Company;

5.           The undersigned is not currently an “affiliate” (as defined in the next sentence) of the Company, has not been an “affiliate” of the Company during the 90 days preceding the date hereof, and is not acting for the account or benefit of an “affiliate” of the Company. For purposes of the preceding sentence, an “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and typically includes each officer, director and greater than 10% shareholder of the Company; and

6.           The undersigned does not know and has no reason to believe that the Company is not in compliance with the current public information reporting requirements contained in Rule 144(c)(1); and

7.           The undersigned represents and warrants that they will undertake a resale of the Securities in accordance with the requirements of Rule 144 and that if the undersigned is notified that the Company is no longer in compliance with the current public information reporting requirements contained in Rule 144(c)(1) the undersigned will cease all sales of the Securities until further notified that the Company is in compliance.

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The foregoing representations, warranties and certifications are true and correct as of the date hereof and are made by the undersigned with the express intent that the Company and its legal counsel may rely upon them in connection with the removal of the restrictive legend from the certificates representing the Shares pursuant to Rule 144(b)(1)(i) of the Securities Act.

Dated as of __________, 20__                                                      Very truly yours,

By: ______________________________

Name:

Title:

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